As filed with the Securities and Exchange Commission on September 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accenture plc Accenture Capital Inc. Accenture Global Capital DAC	Ireland Delaware Ireland	98-0627530 36-4486767 3443253HH
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Accenture plc

1 Grand Canal Square

Grand Canal Harbour

Dublin 2, Ireland

(353) (1) 646-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Joel Unruch, Esq.

Lilias Lee, Esq.

Accenture plc

500 W. Madison Street

Chicago, Illinois 60661

(312) 693-0161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens

Robyn Zolman

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Accenture plc

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

Accenture Capital Inc.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

Accenture Global Capital DAC

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Accenture plc	Accenture Capital Inc.	Accenture Global Capital DAC
Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units Warrants Depositary Shares	Debt Securities	Debt Securities
Units

Accenture plc, Accenture Capital or Accenture DAC (each as defined below) may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered.

Accenture plc, Accenture Capital or Accenture DAC may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, Accenture plc, Accenture Capital or Accenture DAC may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Accenture Capital” to refer to Accenture Capital Inc., a Delaware corporation and a wholly owned subsidiary of Accenture plc;

•	“Accenture DAC” to refer to Accenture Global Capital DAC, an Irish designated activity company and a wholly owned subsidiary of Accenture plc;

•	“Accenture plc” to refer to Accenture plc, an Irish public limited company;

•	“Accenture,” “we,” “us” or “our” to refer to Accenture plc, together with its consolidated subsidiaries, including Accenture Capital and Accenture DAC; and

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the “securities” to refer collectively to the guarantees, Class A ordinary shares, preference shares, share purchase contracts, share purchase units, warrants, depositary shares and units offered by Accenture plc, the debt securities offered by Accenture Capital and the debt securities offered by Accenture DAC.

This prospectus provides you with a general description of the securities that Accenture plc, Accenture Capital or Accenture DAC may offer. Each time that Accenture plc, Accenture Capital or Accenture DAC offers and sells securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of the applicable document, unless otherwise indicated. The business, financial condition, results of operations and prospects of Accenture plc, Accenture Capital and/or Accenture DAC may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation, nor will we make an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

This document is not intended to be and is not a prospectus for purposes of the Companies Act 2014 of Ireland, as amended, Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area implementing the EU Prospectus Regulation. In the United Kingdom, this document is not intended to be and is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) including any statutory instruments made pursuant to the EUWA (the “UK Prospectus Regulation”). This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the EU Prospectus Regulation or the UK Prospectus Regulation. No offer of securities to the public is being, or shall be, made in Ireland or any other member state of the European Economic Area or the United Kingdom on the basis of this document. References to any UK legislation in this paragraph include any successor legislation to that legislation.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.accenture.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces such statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items, unless specifically noted below for such report or in a prospectus supplement:

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Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, as revised by our Current Report on Form 8-K filed on September 30, 2024, which revised Part I, Item 1, Part II, Item 7 and Part II, Item 8 thereof;

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information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended August  31, 2023 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2023;

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Quarterly Reports on Form 10-Q for the quarter ended November 30, 2023, filed with the SEC on December 19, 2023, the quarter ended February 29, 2024, filed with the SEC on March 21, 2024 and the quarter ended May  31, 2024, filed with the SEC on June 20, 2024;

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Current Reports on Form 8-K, filed with the SEC on December  6, 2023, January  31, 2024, May 17, 2024, June  11, 2024 (as amended on July  19, 2024), and September 30, 2024 (including Accenture plc’s recast financial statements and related disclosures, as of August 31, 2023, along with the audit report of our independent registered public accounting firm); and

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the description of the Class A ordinary shares of Accenture plc contained in our Current Report on Form 8-K12B filed with the SEC on September 1, 2009, as updated by the Current Reports of the Company on Form 8-K (under Items 5.03 and 9.01), filed on February  9, 2012, February  3, 2016 and February  7, 2018 and in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on October 12, 2023, and as subsequently amended or updated.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or calling us at the following address or telephone number:

Accenture plc

Investor Relations

395 Ninth Avenue

60th Floor

New York, New York 10001

United States of America

Telephone: +1 (703) 948-5150

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to those identified below.

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Our results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

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Our business depends on generating and maintaining client demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

•	Risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action.

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If we are unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

•	We face legal, reputational and financial risks from any failure to protect client and/or Accenture data from security incidents or cyberattacks.

•	The markets in which we operate are highly competitive, and we might not be able to compete effectively.

•	Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

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If we do not successfully manage and develop our relationships with key ecosystem partners or if we fail to anticipate and establish new alliances in new technologies, our results of operations could be adversely affected.

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Our profitability could materially suffer due to pricing pressure, if we are unable to remain competitive, if our cost-management strategies are unsuccessful or if we experience delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels.

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Changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.

•	Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

•	Our debt obligations could adversely affect our business and financial condition.

•	Changes to accounting standards or in the estimates and assumptions we make in connection with the preparation of our consolidated financial statements could adversely affect our financial results.

•	As a result of our geographically diverse operations and our strategy to continue to grow in our key markets around the world, we are more susceptible to certain risks.

•	If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

•	We might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses.

•	Our business could be materially adversely affected if we incur legal liability.

•	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.

•	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

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If we are unable to protect or enforce our intellectual property rights, or if our services or solutions infringe upon the intellectual property rights of others or we lose our ability to utilize the intellectual property of others, our business could be adversely affected.

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We are incorporated in Ireland and Irish law differs from the laws in effect in the United States and might afford less protection to our shareholders. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update any forward-looking statements. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors contained under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained in or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT ACCENTURE

Accenture is a leading global professional services company that helps the world’s leading organizations build their digital core, optimize their operations, accelerate revenue growth and enhance services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 774,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities.

Our principal executive offices are located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, our telephone number is +(353) (1) 646-2000 and our website is www.accenture.com. The information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus or any other filing we make with the SEC.

Accenture plc is an Irish public limited company, and its Class A ordinary shares are currently traded on the NYSE under the symbol “ACN.” Accenture Capital Inc. (“Accenture Capital”) is a Delaware corporation and a wholly owned subsidiary of Accenture plc. Accenture Global Capital DAC is an Irish designated activity company and a wholly owned subsidiary of Accenture plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of any senior debt securities that Accenture Capital may offer (the “Accenture Capital debt securities”), any senior debt securities that Accenture DAC may offer (the “Accenture DAC debt securities”) or that Accenture Capital and Accenture DAC may offer as co-issuers (the “co-issued debt securities”) pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Accenture Capital Debt Securities

Accenture Capital may issue Accenture Capital debt securities under an indenture to be entered into later (the “Accenture Capital indenture”), among Accenture Capital, as issuer, and Accenture plc, as guarantor (the “guarantor”), and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture Capital debt securities.

Any Accenture Capital debt securities that Accenture Capital issues under the Accenture Capital indenture will constitute unsubordinated debt of Accenture Capital. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture Capital indenture will constitute an unsubordinated obligation of Accenture plc.

Accenture DAC Debt Securities

Accenture DAC may issue Accenture DAC debt securities under an indenture to be entered into later (the “Accenture DAC indenture”), among Accenture DAC, as issuer, and Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of Accenture DAC debt securities.

Any Accenture DAC debt securities that Accenture DAC issues under the Accenture DAC indenture will constitute unsubordinated debt of Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the Accenture DAC indenture will constitute an unsubordinated obligation of Accenture plc.

Co-Issued Debt Securities

Accenture Capital and Accenture DAC may jointly issue co-issued debt securities under an indenture to be entered into later (the “joint indenture”), among Accenture Capital, as co-issuer, Accenture DAC, as co-issuer, Accenture plc, as guarantor, and The Bank of New York Mellon Trust Company, N.A. or another trustee, as trustee, in respect of certain series of co-issued debt securities.

Any co-issued debt securities that Accenture Capital and Accenture DAC jointly issue under the joint indenture will constitute unsubordinated debt of Accenture Capital and Accenture DAC. Any guarantee that Accenture plc, as the guarantor, issues under the joint indenture will constitute an unsubordinated obligation of Accenture plc.

In this description:

•	the Accenture Capital debt securities, the Accenture DAC debt securities and the co-issued debt securities are sometimes referred to collectively as the “debt securities”;

•	the Accenture Capital indenture, the Accenture DAC indenture and the joint indenture are sometimes referred to collectively as the “indentures”;

•	the guarantees that Accenture plc issues under the indentures are sometimes referred to collectively as the “guarantees”; and

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each of Accenture Capital and Accenture DAC, in each case in its capacity as issuer or co-issuer of debt securities, is sometimes referred to as an “issuer” (which term sometimes refers to the co-issuers collectively).

The terms of each series of debt securities and guarantees, if applicable, will be established by or pursuant to a resolution of the issuer’s board of directors and set forth or determined in the manner provided in a resolution of the issuer’s board of directors, in an officer’s certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer or co-issuers, the guarantor, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe certain applicable U.S. federal income tax considerations to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because Accenture plc is a holding company and Accenture Capital and Accenture DAC do not hold any assets, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors are paid, except to the extent that the applicable issuer may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer, or the names of the co-issuers, of those debt securities and, if applicable, the name of the guarantor;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	whether the debt securities will be guaranteed;

•	whether the debt securities will be secured;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•	whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer and/or any co-issuer, if applicable, at its option or at the option of the holders;

•	whether there will be a sinking fund;

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if other than U.S. dollars and denominations of $2,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

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whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Accenture plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to such debt securities.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed (or proof of payment thereof). (Section 2.05 of the indentures).

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. (Sections 2.01 and 2.04 of the indentures).

The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will generally describe certain U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuer’s ability to incur unsecured indebtedness or, unless specified otherwise in the applicable prospectus supplement, secured indebtedness, subject in all cases to the restrictions described in “ —Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuer’s indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuer or, if applicable, the guarantor incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, an issuer could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

•

if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by the guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of the guarantor in accordance with the terms of the applicable indenture);

•

failure by the issuer or, if applicable, the guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, guarantor;

•

if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Accenture plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement (Section 6.01 of the indentures).

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantor to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures). For information as to waiver of defaults, see “ —Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement. In the event of bankruptcy, insolvency, liquidation or a similar event, the debt securities will become due and payable immediately and without any declaration or other act on the part of any holder.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 7.02 of the indentures). Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures).

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

•

the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•

the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures).

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures).

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interest of the holders of such debt securities not to provide that notice. (Section 6.07 of the indentures).

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantor may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or guarantor, as the case may be, substantially as an entirety:

a.

(i) is a corporation or other entity organized and existing under the laws of United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland; and (ii) expressly assumes by supplemental indenture the obligations of the issuer or guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the issuer or guarantor, as the case may be, has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the conditions set forth in the applicable indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the guarantor or the issuer and its subsidiaries will not be prohibited under each indenture, and (B) each of the guarantor and the issuer may, directly or indirectly, consolidate with or merge with or into an affiliate incorporated solely for the purpose of reincorporating the guarantor or the issuer, as applicable, in another jurisdiction within the United States, any state thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the debt securities of the applicable series are first issued or Switzerland to realize tax or other benefits. (Section 11.01 of the indentures).

Depending on the facts, it is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owner of debt securities or guarantees for new securities, which could result in U.S. beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes and possibly holding new notes with original issue discount solely for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities or guarantees under other tax laws to which the beneficial owners are subject.

Payment of Additional Amounts

Payments made by Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, on the debt securities or in respect of the guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of a similar nature (“Taxes”) unless Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct Taxes by law or the official interpretation or administration thereof.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities or the guarantees levied by or on behalf of (i) the government of Ireland or by any authority or agency therein or thereof having the power to tax, (ii) any other jurisdiction in which Accenture plc, Accenture Capital or Accenture DAC is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to Accenture plc, Accenture Capital or Accenture DAC is made or any political subdivision or any authority or agency therein or thereof having the power to tax, in each of clauses (ii) and (iii) other than the United States in the case of U.S. dollar-denominated debt securities issued by Accenture Capital (each of clauses (i), (ii), and (iii), a “Relevant Taxing Jurisdiction”), Accenture plc, Accenture Capital or Accenture DAC, as

applicable, will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities or guarantees, as applicable (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and such Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, value added, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of and premium, if any, or interest, if any, on the debt securities or the guarantees, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment (or the beneficial owner of the applicable debt security) to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

a.

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

b.

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, Accenture plc, Accenture Capital or Accenture DAC, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (any such taxes, “FATCA Taxes”), and any amounts to be paid on debt securities by or on behalf of the issuer will be paid net of any FATCA Taxes imposed or required pursuant thereto;

•

that would not have been imposed if presentation for payment of the relevant debt security or guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made;

•

in the case of U.S. dollar-denominated debt securities issued by Accenture Capital, any taxes imposed by the United States or any political subdivision thereof or tax authority therein, including any U.S. withholding and backup withholding taxes; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any debt security or any payment in respect of any guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security. For the avoidance of doubt, no additional amounts shall be payable in respect of any Taxes imposed by any jurisdiction other than a Relevant Taxing Jurisdiction.

If Accenture plc, Accenture Capital, Accenture DAC or a paying agent becomes aware that it will be obligated to pay additional amounts pursuant to this covenant with respect to any payment with respect to a debt security or guarantee of the debt security, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, shall notify the trustee promptly thereafter) an officer’s certificate of Accenture plc, Accenture Capital, or Accenture DAC stating the fact that such additional amounts will be payable pursuant to this covenant and the amount estimated to be so payable. Such officer’s certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such additional amounts to holders of the debt securities on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of additional amounts.

Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law with respect to payments in respect of the debt securities or guarantees. Upon request, Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the debt securities.

The obligations in this covenant will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its debt securities and will apply mutatis mutandis to any jurisdiction in which any successor person to Accenture plc, Accenture Capital, Accenture DAC or a paying agent, as applicable, is incorporated or resident for tax purposes or any jurisdiction from or through which such person makes any payment in respect of the guarantees of such debt securities and any department or political subdivision thereof or therein.

All references in this prospectus, other than under “ —Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable. (Section 4.05 of the indentures).

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 60 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

the issuer determines that, as a result of any change in, or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the official application, administration, or written interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of an interpretation, is announced, on or after the issue date of the applicable debt securities or guarantee, the issuer, the guarantor or any successor to the issuer or guarantor, as applicable, would be required to pay additional amounts (as described under “ —Payment of Additional Amounts”) with respect to that series of such debt securities or under the guarantee, as the case may be, on the next succeeding interest payment date for such debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the issuer, the guarantor or any successor to the issuer or guarantor, as applicable; or

•

the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction, which action is taken or brought on or after the issue date of the applicable debt securities or guarantee, under the laws of a jurisdiction other than a Relevant Taxing Jurisdiction, with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Accenture plc, Accenture Capital or Accenture DAC, as applicable, would be obligated to pay any additional amounts.

Accenture plc, Accenture Capital or Accenture DAC will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “ —Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Accenture plc, Accenture Capital or Accenture DAC will deliver to the trustee (i) an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and (ii) an opinion of independent counsel to the effect that there has been such change or amendment that would entitle the issuer to redeem the debt securities under the indenture. The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the securities being redeemed. The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to Accenture plc, Accenture Capital or Accenture DAC is incorporated or organized or tax resident or any political subdivision or taxing authority or agency thereof or therein, provided that if on the date of the succession the taxing jurisdiction is not already a Relevant Taxing Jurisdiction, the change or amendment of law becomes effective (or the announcement of the official interpretation is announced) after that date. (Section 3.02 of the indentures).

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantor may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•

the issuer or, if applicable, the guarantor or the issuer together with the guarantor irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the United States or the other government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of the United States or such other government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

the issuer or, if applicable, the guarantor delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantor has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures).

In addition, the issuer or, if applicable, the guarantor or the issuer together with the guarantor may also obtain a discharge of the applicable indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures).

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•

the issuer and, if applicable, the guarantor may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ — Consolidation and Merger”; and

•

any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”). (Sections 13.03 and 13.04 of the indentures).

The conditions include, among other things:

•

irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures).

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantor or the issuer together with the guarantor exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantor would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantor may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, the guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, the guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures).

The issuer and, if applicable, the guarantor may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantor may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures).

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under the guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of the guarantor under the guarantee will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Accenture plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNY”) and may have borrowed money from BNY in the normal course of business. The issuers may enter into similar or other banking relationships with BNY in the future in the normal course of business. BNY may also act as trustee with respect to other debt securities issued by the issuers.

BNY will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNY may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNY may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own preference shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Accenture plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares of Accenture plc which may be offered by this prospectus, see the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Accenture plc’s Amended and Restated Memorandum and Articles of Association (the “Accenture plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

The Accenture plc Constitution authorizes Accenture plc to designate and issue undesignated shares as preference shares, in one or more classes or series, with or without voting rights attached to them, with the number of shares of each class or series and the powers, preferences, rights and limitations thereof (which may include preferences regarding dividends and liquidation rights over the Class A ordinary shares of Accenture plc) to be determined by Accenture plc’s board of directors at the time of issuance of the relevant preference shares. Accenture plc is authorized to issue up to 2,000,000,000 undesignated shares with a nominal value of $0.0000225 per share, all of which may be designated as preference shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

We will include the specific terms of each series of the preference shares of Accenture plc being offered in an applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF ACCENTURE PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Accenture plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Accenture plc registered in street name or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Accenture plc is incorporated in this prospectus by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended August 31, 2023, filed with the SEC on October 12, 2023, including any amendment or report filed for the purposes of updating such description. The Class A ordinary shares of Accenture plc are listed on the New York Stock Exchange under the symbol “ACN.”

For more information regarding the rights attached to the Class A ordinary shares of Accenture plc which may be offered by this prospectus, see the applicable prospectus supplement, the Accenture plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Accenture plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Accenture plc.

The Accenture plc Constitution authorizes Accenture plc to allot and issue up to 20,000,000,000 Class A ordinary shares, with a nominal value of $0.0000225 per share, and the board of directors is authorized to grant rights to subscribe for or grant rights to convert or exchange any security into or for, its Class A ordinary shares, which shall have the same rights, preferences and limitations as its existing Class A ordinary shares. The Accenture plc board of directors is currently authorized to issue up to 20% of Accenture plc’s issued share capital as of December 4, 2023 and Accenture plc expects to propose the renewal of this authorization on a regular basis at its annual general meetings in subsequent years, which is currently the customary practice in Ireland. This current authority will expire 18 months from January 31, 2024.

Irish law does not recognize fractional shares held of record; accordingly, Accenture plc’s articles of association do not provide for the issuance of fractional Accenture plc shares, and the official Irish register of Accenture plc will not reflect any fractional shares.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF ACCENTURE PLC

Accenture plc may issue share purchase contracts, representing contracts obligating holders to purchase from Accenture plc, and obligating Accenture plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A Ordinary Shares of Accenture plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A Ordinary Shares of Accenture plc:

•	preference shares of Accenture plc; or

•	debt obligations of third parties, including Accenture Capital debt securities, Accenture DAC debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Accenture plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Accenture plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

DESCRIPTION OF WARRANTS OF ACCENTURE PLC

Accenture plc may from time to time issue warrants, in one or more series, to purchase Accenture Capital debt securities, Accenture DAC debt securities, co-issued debt securities or our equity securities. Accenture plc may offer warrants separately or together with one or more additional warrants, debt securities, preference shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Accenture plc issues warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that Accenture plc may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants Accenture plc offers described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which Accenture plc will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	certain applicable U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preference shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preference shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preference shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution or other adjustment provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES OF ACCENTURE PLC

Accenture plc may issue shares of preference shares either separately or represented by depositary shares. Accenture plc may also, at its option, elect to offer fractional interests in preference shares instead of a full preference share. If exercising this option, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preference shares, as described in the applicable prospectus supplement and/or other offering material.

Any class or series of preference shares represented by depositary shares will be deposited under a deposit agreement between Accenture plc and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share represented by such depositary share, to all the rights and preferences of the preference shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preference shares into other securities.

The applicable prospectus supplement will describe the particular terms of any depositary shares Accenture plc offers. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS OF ACCENTURE PLC

Accenture plc may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	certain U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not propose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

Accenture plc, Accenture Capital or Accenture DAC may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Accenture plc, Accenture Capital or Accenture DAC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Accenture plc, Accenture Capital, Accenture DAC or others to settle such sales and may such securities to close any related short positions. Accenture plc, Accenture Capital or Accenture DAC may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Accenture plc, Accenture Capital or Accenture DAC and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Accenture plc, Accenture Capital or Accenture DAC, or through agents designated by one of them from time to time. In the case of securities sold directly by Accenture plc, Accenture Capital or Accenture DAC, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Accenture plc, Accenture Capital or Accenture DAC to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Accenture plc, Accenture Capital or Accenture DAC may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Accenture plc, Accenture Capital or Accenture DAC, to indemnification by one or more of Accenture plc, Accenture Capital or Accenture DAC against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Accenture plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Accenture plc, Accenture Capital or Accenture DAC, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Arthur Cox LLP and certain matters with respect to New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Accenture plc as of August 31, 2023 and 2022, and for each of the years in the three-year period ended August 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Accenture plc

Guarantees

Class A Ordinary Shares

Preference Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Depositary Shares

Units

Accenture Capital

Debt Securities

Accenture DAC

Debt Securities

September 30, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time of issuance thereof.

Securities and Exchange Commission Registration Fee	$	*
Listing Fees		$(1)
FINRA Filing Fees	$	*
Printing Expenses		$(1)
Legal Fees and Expenses		$(1)
Accounting Fees and Expenses		$(1)
Transfer Agent Fees and Expenses		$(1)
Rating Agency Fees		$(1)
Trustee’s and Depositary’s Fees and Expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

*

Omitted because the SEC registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Accenture plc

If an officer (within the meaning of Irish law, which includes the directors. the secretary and assistant secretaries) of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. Accenture plc’s articles of association contain indemnification and expense advancement provisions for persons who are not officers (within the meaning of Irish law) of Accenture plc. Accenture plc’s articles of association also confer a more limited indemnity on its officers (within the meaning of Irish law) for certain costs and discharge the liability of such officers where judgment is given in favor of any such officer in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because any such officer acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives or officers who are not officers (within the meaning of Irish law) of Accenture plc. Any provision which seeks to indemnify an officer (within the meaning of Irish law) of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between such officer and the company.

Under Irish law, Accenture plc may not exempt its officers (within the meaning of Irish law) from liability for negligence or a breach of duty. However, where a breach of duty has been established, such officers may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

In accordance with Irish law, Accenture plc has taken out directors and officers liability insurance, as well as other types of insurance, for our directors and officers.

In addition, Accenture Inc., a Delaware corporation and a direct, controlled subsidiary of Accenture plc, has entered into indemnification agreements with each of the Accenture plc’s directors providing for the indemnification of, and advancement of expenses to, these persons.

Accenture Capital

Accenture Capital was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

Article IV of Accenture Capital’s Bylaws (the “Accenture Capital Bylaws”) provides that, the extent permitted by the Delaware General Corporation Law, Accenture Capital will indemnify its current or former directors or officers and may, at the discretion of its board of directors, indemnify any of its current or former employees or agents against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred him or her in connection with any threatened, pending or completed action, suit or proceeding brought by the right of Accenture Capital or otherwise, to which he or she was or is a party by reason of his or her current or former position with Accenture Capital or by reason of the fact that he or she is or was serving, at the request of Accenture Capital, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Furthermore, Accenture Capital is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law and the Accenture Capital Bylaws.

Accenture Capital expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of Accenture Capital by the underwriters or agents, as the case may be, against certain liabilities.

Accenture Capital has also entered into separate indemnification agreements with certain of its officers, which agreements provide specific contractual assurance with respect to the existing indemnification and expense advancement rights extended to such officers and directors under Article IV of the Accenture Capital Bylaws. Specifically, the indemnification agreements provide assurance that no future amendment to or revocation of the Accenture Capital Bylaws will adversely affect any existing right of an officer or director with respect to any event that occurred prior to such amendment or revocation (regardless of when any proceeding related to such event is first threatened, commenced or completed).

The directors of Accenture Capital will also be entitled to cover pursuant to the Accenture group’s directors’ and officers’ liability insurance.

Accenture DAC

If an officer (within the meaning of Irish law, which includes the directors. the secretary and assistant secretaries) of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. Accenture DAC’s articles of association contain indemnification and expense advancement provisions for persons who are not officers (within the meaning of Irish law) of Accenture DAC. Accenture DAC’s articles of association also confer a more limited indemnity on its officers (within the meaning of Irish law) for certain costs and discharge the liability of such officers where judgment is given in favor of any such officer in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because any such officer acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives or officers who are not officers (within the meaning of Irish law) of Accenture DAC. Any provision which seeks to indemnify an officer (within the meaning of Irish law) of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between such officer and the company.

Under Irish law, Accenture DAC may not exempt its officers (within the meaning of Irish law) from liability for negligence or a breach of duty. However, where a breach of duty has been established, such officers may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

The directors of Accenture DAC will also be entitled to cover pursuant to the Accenture group’s directors’ and officers’ liability insurance.

Item 16. Exhibits.

Exhibit No.	Description

1*	Form of Underwriting Agreement

4.1	Amended and Restated Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to Accenture plc’s 8-K filed on February 7, 2018 (File No. 001-34448))

4.2*	Form of Accenture plc Preference Share Certificate

4.3	Form of Indenture among Accenture Capital, as issuer, Accenture plc, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Accenture Capital senior debt securities, including senior debt guarantees of Accenture plc (the “Accenture Capital Indenture”)

4.4	Form of Indenture among Accenture DAC, as issuer, Accenture plc, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Accenture DAC senior debt securities, including senior debt guarantees of Accenture plc (the “Accenture DAC Indenture”)

4.5	Form of Indenture among Accenture Capital, as co-issuer, Accenture DAC, as co-issuer, Accenture plc, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to senior debt securities jointly issued by Accenture Capital and Accenture DAC, including senior debt guarantees of Accenture plc (the “Accenture Joint Indenture”)

4.6*	Form of Accenture Capital Note

4.7*	Form of Accenture DAC Note

4.8*	Form of Accenture Capital and Accenture DAC Note

4.9*	Form of Accenture plc Share Purchase Contract

4.10*	Form of Accenture plc Share Purchase Unit

4.11*	Form of Accenture plc Warrant

4.12*	Form of Accenture plc Depositary Share

4.13*	Form of Accenture plc Unit

5.1	Opinion of Arthur Cox LLP

5.2	Opinion of Gibson, Dunn & Crutcher LLP

Exhibit No.	Description

23.1	Consent of KPMG LLP

23.2	Consent of Arthur Cox LLP (included in Exhibit 5.1)

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2)

24.1	Powers of Attorney for Accenture plc, Accenture Capital and Accenture DAC (included in the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., for the form of the Accenture Capital Indenture

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., for the form of the Accenture DAC Indenture

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., for the form of the Accenture Joint Indenture

107	Filing Fee Table

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act, Accenture plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on September 30, 2024.

ACCENTURE PLC

By:	/s/ Joel Unruch
Name: Joel Unruch
Title: General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Julie Sweet, KC McClure, Joel Unruch and Angie Park and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2024.

Signature	Title

/s/ Julie Sweet JULIE SWEET	Chief Executive Officer, Chair of the Board and Director (principal executive officer)

/s/ KC McClure KC MCCLURE	Chief Financial Officer (principal financial officer)

/s/ Melissa A. Burgum MELISSA A. BURGUM	Chief Accounting Officer (principal accounting officer)

/s/ Gilles C. Pélisson GILLES C. PÉLISSON	Lead Director

/s/ Jamie Ardila JAIME ARDILA	Director

Signature	Title

/s/ Martin Brudermüller MARTIN BRUDERMÜLLER	Director

/s/ Alan Jope ALAN JOPE	Director

/s/ Nancy McKinstry NANCY MCKINSTRY	Director

/s/ Beth E. Mooney BETH E. MOONEY	Director

/s/ Paula A. Price PAULA A. PRICE	Director

/s/ Venkata S.M. Renduchintala VENKATA S.M. RENDUCHINTALA	Director

/s/ Arun Sarin ARUN SARIN	Director

/s/ Tracey T. Travis TRACEY T. TRAVIS	Director

/S/ Joel Unruch JOEL UNRUCH	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act, Accenture Capital Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on September 30, 2024.

ACCENTURE CAPITAL INC.

By:	/s/ Brian J. Kowles
Name: Brian J. Kowles
Title: Treasurer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Julie Sweet, KC McClure, Joel Unruch and Angie Park and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2024.

Signature	Title

/s/ Aaron Bradford Holmes AARON BRADFORD HOLMES	President and Director (principal executive officer)

/s/ Brian J. Kowles BRIAN J. KOWLES	Treasurer and Director (principal financial officer and principal accounting officer)

/S/ Sammy Awad SAMMY AWAD	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act, Accenture Global Capital DAC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on September 30, 2024.

ACCENTURE GLOBAL CAPITAL DAC

By:	/s/ Brian J. Kowles
Name: Brian J. Kowles
Title: Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Julie Sweet, KC McClure, Joel Unruch and Angie Park and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2024.

Signature	Title

/s/ Brian J. Kowles BRIAN J. KOWLES	Director (principal executive officer, principal financial officer and principal accounting officer)

/s/ David Robertson DAVID ROBERTSON	Director

/S/ Julie Spillane JULIE SPILLANE	Director

/S/ Aidan Cowhig AIDAN COWHIG	Director

/S/ Joel Unruch JOEL UNRUCH	Authorized Representative in the United States